EXHIBIT 11
                                                  Boise Cascade Corporation
                                              Computation of Per Share Earnings
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                                                                            Three Months Ended          Nine Months Ended
                                                                                 September 30             September 30
                                                                          ______________________     ______________________
                                                                             1999          1998        1999         1998
                                                                          _________    _________     _________    _________
                                                                          (expressed in thousands, except per share amounts)

Net income (loss) as reported, before cumulative effect of
 accounting change                                                        $  49,048    $  47,050     $ 124,253    $ (17,350)
  Preferred dividends                                                        (3,429)      (3,515)      (10,284)     (12,094)
  Excess of Series F Preferred Stock redemption price over carrying value       -            -             -         (3,958)
                                                                          _________    _________     _________    _________
Basic income (loss) before cumulative effect of accounting change            45,619       43,535       113,969      (33,402)
Cumulative effect of accounting change, net of tax                              -            -             -         (8,590)
                                                                          _________    _________     _________    _________
  Basic income (loss)                                                     $  45,619    $  43,535     $ 113,969    $ (41,992)
                                                                          =========    =========     =========    =========
Basic income (loss) before cumulative effect of accounting change         $  45,619    $  43,535     $ 113,969    $ (33,402)
  Preferred dividends eliminated                                              3,429        3,515        10,284       10,649
  Supplemental ESOP contribution                                             (2,930)      (3,001)       (8,790)      (9,102)
                                                                          _________    _________     _________    _________
Diluted income (loss) before cumulative effect of accounting change          46,118       44,049       115,463      (31,855)
Cumulative effect of accounting change                                          -            -             -         (8,590)
                                                                          _________    _________     _________    _________
Diluted income (loss)                                                     $  46,118    $  44,049     $ 115,463    $ (40,445)
                                                                          =========    =========     =========    =========
Average shares outstanding used to determine basic income (loss)
 per common share                                                            57,078       56,332        56,685       56,297
  Stock options and other                                                       499          134           430          227
  Series D convertible preferred stock                                        4,090        4,383         4,178        4,420
                                                                          _________    _________     _________    _________
Average shares used to determine diluted income (loss) per common share      61,667       60,849        61,293       60,944
                                                                          =========    =========     =========    =========
Net income (loss) per common share
  Basic income (loss) before cumulative affect of accounting change       $    0.80    $    0.77     $    2.01    $   (0.60)
  Cumulative affect of accounting change                                        -            -             -          (0.15)
                                                                          _________    _________     _________    _________
  Basic income (loss) per common share                                    $    0.80    $    0.77     $    2.01    $   (0.75)
                                                                          =========    =========     =========    =========
  Diluted income (loss) before cumulative effect of accounting change     $    0.74    $    0.72     $    1.88    $   (0.52)(a)
  Cumulative effect of accounting change                                        -            -             -          (0.14)(a)
                                                                          _________    _________     _________    _________
  Diluted income (loss)                                                   $    0.74    $    0.72     $    1.88    $   (0.66)(a)
                                                                          =========    =========      =========    =========

(a)  Because the computation of diluted loss per common share was antidilutive, the diluted loss per common share reported for the nine months ended September 30, 1998, was the same as basic loss per common share.
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